UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 21, 2004

AMDL, INC.

(Exact name of AMDL as specified in its charter)

Delaware	0-27689	33-0413161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2492 Walnut Avenue, Suite 100 Tustin, California (Address of Principal Executive Offices)	92780-7039 (Zip Code)

(714) 505-4460
(AMDL’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events

     AMDL was recently notified by its consultant, Diagnostic Oncology CRO, Inc. (“DOCRO”) that the United States Food and Drug Administration (“FDA”) has responded to AMDL’s submission of test data relating to its application under Section 510(k) of the Federal Food, Drug and Cosmetic Act (“FDA Act”) for 510(k) premarket notification for its DR-70® kit as an aid in monitoring patients with colorectal cancer. The FDA identified deficiencies in the application and advised DOCRO, based upon the data submitted to date, that it determined that the DR-70® kit was not substantially equivalent to any other device which has gone through the 510(k) approval process. The FDA advised that if AMDL had data which it believes shows that the DR-70® kit has substantial equivalence, AMDL can submit such additional information for FDA consideration to gain market clearance of the DR-70® kit as a monitoring device for colorectal cancer.

     DOCRO has advised AMDL that DOCRO believes the existing test data supports substantial equivalence. DOCRO remains confident that the deficiencies noted can be overcome and is marshalling the documentation necessary to demonstrate substantial equivalence to the FDA. At this time, AMDL cannot predict (i) the length of time it will take for the FDA to review the submission, (ii) whether 510(k) premarket notification will be available for its DR-70® test kit, or (iii) if available, whether such approval will be ultimately obtained.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, AMDL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, INC.

Date: January 29, 2004	By:	/s/ Gary L. Dreher

Gary L. Dreher, President and Chief Executive Officer

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